SK EXHIBIT 24.1

                              CONSENT OF ACCOUNTANT



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                                 AMISANO HANSON
                              CHARTERED ACCOUNTANTS
                          750 West Pender Street, #604
                             Vancouver, B.C. V6C 2T7
                                 (604)-689-0188
                               Fax: (604) 689-9773




                                 August 6, 1997




              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                            DRUCKER INDUSTRIES, INC.



     We consent to the use in the Form 10, General Form for Registration of Securities, of Drucker Industries, Inc. of our report of the financial statements of Drucker Industries, Inc. as of December 31, 1996, and to the use of our name and the statements with respect to us as appearing under the heading "Exhibits" in the Form 10.





                                               /s/ Amisano Hanson
                                               ---------------------------------